SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported):  December 3, 1997




                       RESORT INCOME INVESTORS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




    Delaware                   1-10084                  36-3593298
------------------            ------------            ---------------
(State of or other            (Commission             (IRS Employer
jurisdiction of               File Number)            Identification
incorporation)                                        Number)




150 South Wacker Drive, Suite 2900, Chicago, Illinois         60606
-----------------------------------------------------       ---------
     (Address of principal executive offices)               (Zip Code)




    Registrant's telephone number, including area code:  (312) 683-3323




       (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     As management of Resort Income Investors, Inc. (the "Company") previously announced, a Stipulation of Settlement was filed by the parties in the class action and derivative litigation involving the Company pending in Colorado. On December 3, 1997, the Federal District Court in Colorado held a hearing at which it granted preliminary approval of the settlement and authorized the Plaintiffs to distribute and publish notice of the settlement. The Court also scheduled hearings for March 13, 1998, to consider final approval of the settlements. The hearing on the settlement of the derivative action is set at 2:00 p.m., Mountain Standard Time, and for the class action settlement at 3:00 p.m., Mountain Standard Time, on March 13, 1998.

     The Company's Board of Directors believes that the settlements are beneficial to the Company because its liquidation will be more readily accomplished once the Company is unencumbered by the expense and uncertainty of defending the lawsuit.

     Notices which thoroughly address the settlement terms and the process for filing claims will be sent to the Company's stockholders, as of November 18, 1997, and class members from the Clerk of the Court.
Stockholders and class members should address all questions pertaining to the administration of claims and the process for submitting proof of claim forms to:

            FRG Information Systems Corp.
            Re:         Resort Income Investors, Inc. Litigation
                        823 United National Plaza - Suite 500
                        New York, NY 10017
            Telephone:  (212) 490-3500

     On December 3, 1997, the Company filed preliminary proxy materials with the Securities and Exchange Commission, outlining the Company's proposed plan of liquidation. In arriving at the determination to continue the Company's original plan to liquidate, the Company's Board of Directors evaluated alternatives to enhance stockholder value. One alternative considered by the Directors was a sale of all or substantially all of the assets of the Company to a single buyer. In the second and third quarters of calendar year 1997, the Company received unsolicited informal indications of interest from third parties concerning possible acquisition of substantially all of the Company's assets. The Board has not, however, received a written offer, proposal or other commitment that would provide for a greater distribution to the stockholders than that which is currently anticipated under the terms of a liquidation.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      C.    Exhibits

            10.1  Order of Preliminary Approval of Settlement and
Proceedings in Connection Therewith.

                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    RESORT INCOME INVESTORS, INC.
                                    (Registrant)


DATE:  December 17, 1997            By:    /s/ John R. Young
                                           ------------------------------
                                    Name:  John R. Young
                                    Title: Chairman of the Board of
                                           Directors,
                                           Chief Executive Officer,
                                           President and
                                           Chief Financial Officer